Exhibit 19 under Form N-1A
                                    Exhibit 24 under Item 601/Reg. S-K


                               POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of TAX-FREE INSTRUMENTS TRUST
                                                        and the Deputy General
Counsel of Federated Services Company, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                    TITLE                          DATE



/s/ John F. Donahue           Chairman and Trustee    May 1, 1997
John F. Donahue                (Chief Executive Officer)



/s/ Glen R. Johnson           President               May 1, 1997
Glen R. Johnson



/s/ John W. McGonigle         Treasurer, Executive    May 1, 1997
John W. McGonigle             Vice President and Secretary
                              (Principal Financial and
                                 Accounting Officer)


/s/ Thomas G. Bigley          Trustee                 May 1, 1997
Thomas G. Bigley



/s/ John T. Conroy, Jr.       Trustee                 May 1, 1997
John T. Conroy, Jr.



SIGNATURES                    TITLE                          DATE



/s/ William J. Copeland       Trustee                 May 1, 1997
William J. Copeland
/s/ James E. Dowd             Trustee                 May 1, 1997
James E. Dowd



/s/ Lawrence D. Ellis, M.D.   Trustee                 May 1, 1997
Lawrence D. Ellis, M.D.



/s/ Edward L. Flaherty, Jr.   Trustee                 May 1, 1997
Edward L. Flaherty, Jr.



/s/ Peter E. Madden           Trustee                 May 1, 1997
Peter E. Madden



/s/ Gregor F. Meyer           Trustee                 May 1, 1997
Gregor F. Meyer



/s/ John E. Murray, Jr.       Trustee                 May 1, 1997
John E. Murray, Jr.



/s/ Wesley W. Posvar          Trustee                 May 1, 1997
Wesley W. Posvar


/s/ Marjorie P. Smuts         Trustee                 May 1, 1997
Marjorie P. Smuts




Sworn to and subscribed before me this  1st  day of  May        , 1997




/s/ Marie M. Hamm
Notarial Seal
Marie M. Hamm, Notary Public
Plum Boro, Allegheny County
My Commission Expires Oct. 9, 2000
Member, Pennsylvania Assocation of Notaries